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                                                                     Exhibit 21


                                 SUBSIDIARIES


A.      DOMESTIC SUBSIDIARIES
                                                               Jurisdiction of
Name                                                           Incorporation
----                                                           ---------------

(1)     Simmons International Holding Company, Inc.            New York

B.      FOREIGN SUBSIDIARIES

                                                               Jurisdiction of
Name                                                           Incorporation
----                                                           ---------------

(1)     Simmons Caribbean Bedding, Inc.                        Puerto Rico

(2)     INFO Establishment                                     Liechtenstein

(3)     Simmons I.P., Inc.                                     Ontario

(4)     688363 Ontario Limited                                 Ontario

(5)     897701 Ontario Limited                                 Ontario